UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 27, 2012

Ecologic Transportation, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-139045	26-1875304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1327 Ocean Avenue, Suite B, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 899-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 23, 2012 Ecologic Transportation, Inc. (the “Company”), entered into an agreement to settle all disputes between the Company and its former Chief Executive Officer William Plamondon, its former Corporate Secretary Erin Davis and Mr. Plamondon’s business advisory company R.I. Heller & Co., LLC. The no-fault settlement agreement and mutual release is effective July 20, 2012 and its terms are confidential other than as disclosed below. All parties to the dispute believe that the terms are satisfactory and in the best interests of the parties and the Company.

Pursuant to the agreement, three million five hundred thousand (3,500,000) common shares of the Company owned by Mr. Plamondon and Ms. Davis will be cancelled and Mr. Plamondon and Ms. Davis will retain one million (1,000,000) shares and five hundred thousand (500,000) shares respectively. Additionally, indebtedness of the Company to R.I. Heller & Co,, LLC in the amount of eight hundred forty-seven thousand, one-hundred and forty-two dollars ($847,142) has been cancelled and all stock options awarded to related parties have been cancelled.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGIC TRANSPORTATION, INC.

/s/ Edward W Withrow III
Edward W Withrow III
Chairman
Dated: July 27, 2012